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Exhibit 99.00

                                                  Contact:   Jeffrey Lloyd
                                                             Linda Press
                                                             Sitrick And Company
                                                             (310) 788-2850

                         HELISYS DELISTED FROM NASDAQ

     TORRANCE, CALIFORNIA, APRIL 2, 1998 - HELISYS, INC. today announced that it has been informed by The Nasdaq Stock Market that as of the close of business on March 31, 1998, its common stock no longer qualifies for listing on The Nasdaq National Market. The Company's common stock is currently traded on the OTC Bulletin Board under the symbol HELI. The delisting from Nasdaq resulted from the Company's inability to comply with The Nasdaq National Market's continued listing requirements. The Company waived its right to apply for listing of its common stock on the Nasdaq Small Cap Market, however the Company may apply for listing on The Nasdaq Stock Market in the future.

     Helisys develops and builds automated systems for creating physical models, industrial patterns, and product prototypes directly from three-dimensional computer-generated designs. Helisys' manufacturing customers include makers of automobiles, toys, appliances, sporting goods, electronic hardware, medical devices, aerospace components, shoes, springs, and other products. Helisys' systems also are used in university research environments and supercomputer centers.

     THE STATEMENTS IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING INFORMATION RELATING TO THE COMPANY'S FUTURE PERFORMANCE. ACTUAL EVENTS AND PERFORMANCE MAY DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS. THE COMPANY HEREBY MAKES REFERENCE TO THE DOCUMENTS THAT THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS FORM 10-KSB FOR FISCAL YEAR END JULY 31, 1997; 10-QSB FOR THE PERIODS ENDED JANUARY 31, 1997, APRIL 30, 1997, OCTOBER 31, 1997, AND JANUARY 31, 1998, RESPECTIVELY; AND REGISTRATION STATEMENT ON FORM SB-2, AS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1996, INCLUDING, WITHOUT LIMITATION, THE INFORMATION CONTAINED IN THE SECTION TO THE REGISTRATION STATEMENT ENTITLED "RISK FACTORS." THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM THE COMPANY'S EXPECTATIONS AND THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: QUARTERLY FLUCTUATIONS IN OPERATING RESULTS DUE TO CHANGES IN THE COMPANY'S SALES AND CUSTOMER MIX, DELAYS IN SHIPPING NEW SYSTEMS, THE INTRODUCTION OF NEW PRODUCTS AND PRODUCT ENHANCEMENTS BY HELISYS OR ITS COMPETITORS, PRICING PRESSURES, INCREASES IN EXPENDITURES RELATING TO PURSUING THE COMPANY'S BUSINESS STRATEGIES, GENERAL ECONOMIC CONDITIONS AND OTHER FACTORS; EMERGING NATURE OF THE RAPID PROTOTYPING INDUSTRY; RELIANCE BY HELISYS ON A SINGLE PRODUCT LINE; CONTINUED RELIABILITY OF THE COMPANY'S PRODUCTS; AND DEPENDENCE BY THE COMPANY ON ITS PROPRIETARY TECHNOLOGY.